Exhibit 10.91

EIGHTH AMENDMENT
TO THE
CAESARS ENTERTAINMENT
401(k) SAVINGS PLAN

WHEREAS, the Caesars Entertainment 401(k) Savings Plan (the “Plan”) is maintained by Harrah’s Operating Company, Inc.;

WHEREAS, Section 13.1(a) of the Plan provides that the Vice President-Compensation, Benefits and HRSS of Harrah’s Entertainment, Inc. or the Vice President of Benefits of Harrah’s Entertainment, Inc. has the power to amend the Plan to bring it into conformity with legal requirements or to improve the administration of the Plan, provided that no such amendments may involve an increase in the cost for benefits under the Plan;

WHEREAS, it is necessary to amend the Plan to reflect changes resulting from the employment by Harrah’s Imperial Palace Corp. of certain individuals in connection with the acquisition of certain assets pursuant to the Agreement for Purchase and Sale, dated as of August 22, 2005, by and among Imperial Palace, LLC and Harrah’s Operating Company, Inc.;

WHEREAS, such amendment is not expected to involve an increase in the cost for benefits under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of December 23, 2005:

1.                       By adding the following as new Section 1.49A(i) of the Plan:

“(i)          (I)            Any Imperial Palace Participant’s service with Imperial Palace, LLC or recognized by the Imperial Palace Plan that occurred prior to December 23, 2005 (without regard to any Breaks in Service) shall be treated as employment as an Employee for purposes of calculating ‘Six Months of Eligibility Service’ under the Plan; provided however that any such individual must be actually employed by an Employer to become an Eligible Employee in the Plan.”

(II)           For any Imperial Palace Participant who is employed by an Employer on December 23, 2005, his service with:

(I) Harrah’s Entertainment, Inc. or any entity that is treated as a member of its controlled group under Code Section 414(b), (c) and (m) that occurred prior to December 23, 2005  (without regard to any Breaks in Service) and

(II) Caesars Entertainment, Inc. or any entity that is treated as a member of its controlled group under Code Section 414(b), (c) and (m) that occurred prior to June 13, 2005  (without regard to any Breaks in Service)

shall be treated as employment as an Employee for purposes of calculating ‘Six Months of Eligibility Service’ under the Plan; provided however that any such individual must be actually employed by an Employer to become an Eligible Employee in the Plan.”

2.                       By adding the following as new Section 1.50(j) of the Plan:

“(j)          (I)            Any Imperial Palace Participant’s service with Imperial Palace, LLC or recognized by the Imperial Palace Plan that occurred prior to December 23, 2005  (without regard to any Breaks in Service) shall be treated as employment as an Employee for purposes of calculating a ‘Year of Service’.

(II)           For any Imperial Palace Participant who is employed by an Employer on December 23, 2005, his service with:

(I) Harrah’s Entertainment, Inc. or any entity that is treated as a member of its controlled group under Code Section 414(b), (c) and (m) that occurred prior to December 23, 2005  (without regard to any Breaks in Service) and

(II) Caesars Entertainment, Inc. or any entity that is treated as a member of its controlled group under Code Section 414(b), (c) and (m) that occurred prior to June 13, 2005  (without regard to any Breaks in Service)

shall be treated as employment as an Employee for purposes of calculating a ‘Year of Service’.”

3.                       By adding the following as new Section 1.54 of the Plan:

“1.54       ‘Imperial Palace Acquisition’ means the acquisition of certain assets pursuant to the Agreement for Purchase and Sale, dated as of August 22, 2005, by and among Imperial Palace, LLC and Harrah’s Operating Company, Inc.”

4.                       By adding the following as new Section 1.55 of the Plan:

“1.55       ‘Imperial Palace Participant’ means any Participant who is an Eligible Employee of Harrah’s Imperial Palace Corp. on or after December 23, 2005.”

5.                       By substituting the following for Section 3.2(a) and (b) of the Plan:

“(a)         For each payroll period, the Employer may make a Matching Contribution to the Plan on behalf of each Participant who makes Salary Deferral Contributions and/or After Tax Contributions during such payroll period.

(i)            (A) This rate of Matching Contribution applies exclusively to Imperial Palace Participants.  If an Imperial Palace Participant who makes Salary Deferral Contributions is employed on the last day of a calendar quarter in a Plan Year (March 31st, June 30th, September 30th and December 31st), then he shall be allocated a Matching Contribution.  The amount of the Matching Contributions to be made for such calendar quarter on behalf of Imperial Palace Participant shall equal 50% of the first four percent of such Imperial Palace Participant’s Compensation contributed as Salary Deferral Contributions for each of the payroll periods ending within such calendar quarter.

(B) This rate of Matching Contributions applies exclusively to Participants who are not Imperial Palace Participants.  For each Participant who is not an Imperial Palace Participant, the amount of such Matching Contributions to be made on his behalf for a payroll period shall be equal to 50% of the first six percent of his Compensation contributed as Salary Deferral Contributions and/or After Tax Contributions in that payroll period.

(ii)           If no Salary Deferral Contributions or After Tax Contributions are made on behalf of a Participant (including any Imperial Palace Participants) for a payroll period, then no Matching Contribution shall be made for such Participant for that payroll period.

(iii)          Any Matching Contributions made hereunder shall be credited to the Participant’s Matching Contribution Account.

(b)           The provisions of this subsection (b) apply only to Participants who are not Imperial Palace Participants.  Notwithstanding the provisions of Section 3.2(a), if (i) as of the first day of a Plan Year a Participant who is not an Imperial Palace Participant has completed at least five (5) Years of Service and (ii) he is employed by the Employer or any Affiliate on the last day of the Plan Year, he shall receive an additional Matching Contribution made on his behalf during such Plan Year pursuant to Section 3.2(a).  For purposes of determining whether a Participant who is not an Imperial Palace Participant is entitled to receive an additional Matching Contribution pursuant to this Section 3.2(b), the calculation of his Years of Service shall begin on the first day of the first Plan Year coincident with or immediately following his Employment Commencement Date.”

6.                       By substituting the following for the first sentence of Section 3.3(a) of the Plan:

“Each Participant who is not an Imperial Palace Participant may elect to contribute After Tax Contributions to the Plan.”

7.                       By adding the following to the end of Section 3.4(a) of the Plan:

“Notwithstanding the above and subject to the rules established by the Administrative Committee, a Rollover Contribution may include a promissory note with respect to a loan under the Imperial Palace Plan if the Imperial Palace Participant also directly rolls over his Imperial Plan distribution to the Plan.”

8.                       By adding the following as new Section 9.10 of the Plan:

“9.10       Imperial Palace Plan Loans.                Any current outstanding loan under the Imperial Palace Plan that is directly rolled over to the Plan will continue to be held on the same terms as those contained in the original loan agreement between the Imperial Palace Participant and the Imperial Palace Plan, except that the Plan will be substituted as the obligee of the loan.”

9.               By adding “Harrah’s Imperial Palace Corp.” to Appendix A.

IN WITNESS WHEREOF, the undersigned officer of Harrah’s Entertainment, Inc. hereby adopts this Eighth Amendment to the Plan on December 23, 2005.

By:

Nizar Jabara

Vice President-Compensation, Benefits and HRSS